EXHIBIT 99.2


                         ASSIGNMENT OF WORKING INTEREST



         THIS ASSIGNMENT made and entered into this 30th day of June, 2005, by and between Nova Oil, Inc., 17922 north Hatch Road, Colbert, WA, 99005, as Assignor and D-MIL Production, Inc., P.O. Box 49 Argyle, TX 76226, as Assignee.

W I T N E S S E T H:

         That, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the Assignor does hereby BARGAIN, SELL, TRANSER and CONVEY, without representation of warranty of any kind, either expressed or implied, and without recourse to the Assignor, unto the Assignee an undivided 49.5% working interest, being a net revenue interest of 38.61%, in and to the oil and gas which may be produced, saved and marketed from the Smith Boswell #1. The legal description being:

         Steinbach Unit #1 - 40.32 Acre Unit in the Ruth Mackey Survey, Abstract 47 Bastrop County Texas, RRC #19848

         The working interest herein assigned to be subject to all costs of drilling, mining, completing and producing operations as well as all other costs, and to be subject to its proportionate part of all ad valorem, production, severance and other similar taxes.

         EXECUTED This 19th day of July, 2005.

                                        By:      /s/ARTHUR P. DAMMARELL, JR.
                                                 ---------------------------
                                                 Nova Oil, Inc.



State of Washington*

County of Spokane   *

The foregoing instrument was acknowledged before me this 19th day of July, 2005, by Arthur Dammarell, Treasurer of Nova Oil, Inc.

         WITNESS my hand and seal.
                                                        [Seal]
My Commission Expires:

12-10-2006                              /s/JEFF S. MCKEE
                                        ----------------
                                        Notary Public, State of Washington

                                        Jeff S. McKee
                                        Printed Name